UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 14, 2021

Cosmos Group Holdings, Inc.
.(Exact name of registrant as specified in its charter)

Nevada	000-54288	90-1177460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1309-11, 13th Floor, Tai Yau Build. No 181 Johnston Rd Wanchai, Hong Kong
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (852) 3188-9363

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item - 5.01 Change of Control of Registrant.

On June 14, 2021, Asia Cosmos Group Limited, an entity controlled by our Chief Executive Officer, and Koon Wing Cheung agreed to sell 6,230,618 and 8,149,670 shares, respectively, of our common stock to Chan Man Chung for a total purchase price of four hundred twenty thousand dollars (US$420,000). The common stock being sold constitutes sixty-six and seventy-seven hundredth percent (66.77%) of the issued and outstanding shares of our common stock. The funds will come from personal funds of Mr. Chan Man Chung, and is not the result of a loan. The closing is expected to occur on or before June 30, 2021. A copy of the Stock Purchase Agreement is attached.

In addition to the sale of shares of common stock, our current CEO, President and CFO has agreed to resign as a director and officer of the Company, Messrs. Chan Man Chung, Lee Ying Chiu Herbert and Tan Tee Soo will be appointed to the Company’s Board of Directors and Chan Man Chung will be appointed as the CEO, CFO and Secretary of the Company. The appointment to the Board of Directors and the election as officers will become effective on or about June 30, 2021, or at closing (following the ten (10) day period mandated under Section 14(f) of the Securities Exchange Act of 1934 (the “Exchange Act”) (“Closing”). Upon the resignation of current officers and directors, and appointment of new officers and directors, the Company will file a further Form 8-K.

The Company has filed a Form 14f-1 announcing the change of control.

Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits

The Stock Purchase Agreement is attached hereto as Exhibit 10.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cosmos Group Holdings, Inc.

Date: June 16, 2021	By:	/s/ Miky Y.C. Wan
President and Chief Executive Officer

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